UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21660	61-1203323
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2002 Papa Johns Boulevard
Louisville, Kentucky		40299-2367
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code: (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Papa John’s International, Inc. (the “Company”) announced that Ann Gugino will step down from her position as Chief Financial Officer effective March 22, 2023. Ms. Gugino will remain an employee of the Company through May 31, 2023, during which time she will assist the Company with the transition of her responsibilities. In connection with Ms. Gugino’s departure, the Company appointed Chris Collins to the position of principal financial and accounting officer, on an interim basis. The Company is currently searching for a permanent Chief Financial Officer.

Subject to Ms. Gugino’s execution of a general release of claims in favor of the Company and her continued compliance with, among other things, applicable confidentiality and non-competition requirements, her departure from the Company will qualify her for severance benefits consistent with a termination without cause under the Company’s Severance Pay Plan, as amended, including continuation of her base salary for a period of twelve (12) months from the date of her separation; pro rata payment of her annual bonus under the Company’s Management Incentive Plan for 2023, subject to the achievement of the applicable performance metrics; COBRA benefits; payment for credited and unused vacation days under the Company’s existing policies; and executive outplacement services.

Chris Collins (53) currently serves as Vice President, Treasury and Tax and has been with the Company since April 2021. He is an experienced finance professional with over 25 years of experience leading finance functions in the US and internationally for public companies. Prior to joining the Company, he served as the VP, Treasury at Signet Jewelers from 2019 until 2020. Prior to 2019, he held several financial leadership roles with The Goodyear Tire & Rubber Company in the US and Europe, and with American Axle & Manufacturing.

In connection with his appointment as interim principal financial and accounting officer, the Compensation Committee of the Board of Directors of the Company has approved Mr. Collins’ compensation, which will include an annual base salary of $300,000, a one-time grant of restricted stock in the amount of $100,000 (one-third of which will vest on each anniversary of the grant date over three years), and a one-time cash bonus of $50,000. He will also be eligible for a 2023 target annual incentive plan opportunity of 75% of his base salary for the period of time in which he serves in this position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Caroline Oyler
Caroline Oyler
Chief Legal and Risk Officer

Date: March 22, 2023